Exhibit 10(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 of Registration Statement No. 333-52272 of MetLife Investors Variable Annuity Account One on Form N-4 of our report dated April 13, 2004 relating to MetLife Investors Variable Annuity Account One, appearing in the Statement of Additional Information in Post-Effective Amendment No. 4 to Registration Statement No. 333-52272, to the use in this Post-Effective Amendment No. 8 of Registration Statement No. 333-52272 of MetLife Investors Insurance Company of our report dated April 12, 2004, November 1, 2004 as to Note 13 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill and other intangibles to conform to Statement of Financial Accounting Standards No. 142), and to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri

November 1, 2004